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                             SECURED PROMISSORY NOTE
                             -----------------------

                             Los Angeles, California

$4,000,000.00                                                 September 25, 1989

     1. FOR VALUE RECEIVED, the undersigned, OSP Publishing, Inc., a California corporation ("Borrower"), hereby promises to pay to Robert H. Yamasaki, an individual residing in the County of Los Angeles, State of California ("Yamasaki"), the sum of FOUR MILLION DOLLARS ($4,000,000.00) or such other amount as may be determined pursuant to Paragraph 2 below, together with interest on the unpaid principal balance hereof (both before and after the "Maturity Date" as defined in Paragraph 7 hereof) at the rate provided below from the date such principal is advanced until payment in full thereof.

     2. This Note arises out of that certain Agreement for the Purchase and Sale of Business Assets between Yamasaki as Seller and Borrower as Buyer dated as of September 25, 1989 (the "Purchase Agreement") and represents a portion of the Purchase Price payable by Borrower to Yamasaki under the Purchase Agreement.
Section 2.3 of the Purchase Agreement provides for an adjustment of the Purchase Price and the amount and timing of payments hereunder under certain circumstances, all as set forth more fully in Section 2.3 of the Purchase Agreement.

     3. Except as otherwise provided herein, interest shall accrue on the principal amount hereof outstanding from time to time at the simple per annum rate of the lesser of: (i) the prime interest rate being charged from time to time by Bank of America NT&SA to corporate borrowers of the highest credit standing for short-term, unsecured loans and referred to by Bank of America as its Prime Rate (the "Prime Rate") ; and (ii) the maximum rate of interest permitted by law. The rate so determined shall be the "Prevailing Rate". The Prevailing Rate will be adjusted on the first day of each calendar quarter after the date hereof. If interest is not paid when due, it shall thereafter bear like interest as the principal, but the interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal balance at the maximum rate permitted by law.

     4.   INTEREST ON THIS NOTE WILL BE COMPUTED ON A THREE HUNDRED SIXTY-FIVE
(365) DAY YEAR BASIS (OR, WITH RESPECT TO LEAP YEARS, ON A THREE HUNDRED SIXTY-SIX (366) DAY YEAR BASIS) AND THE ACTUAL NUMBER OF DAYS ELAPSED.

     5. Subject to the provisions of Paragraph 2, from November 1, 1989 through October 1, 1993, Borrower shall be required to pay on this Note only monthly payments equal to the lesser of accrued but unpaid interest on this Note and Twenty Thousand

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Eight Hundred Thirty Three Dollars and Thirty Three Cents ($20,833.33).  It is
acknowledged that such payments may result in interest accruing in excess of amounts payable. Notwithstanding the provisions of Paragraph 3 hereof, interest which is not paid as a result of this provision shall be added to principal at the end of each year hereof commencing October 1, 1990 and shall thereafter bear like interest as principal.

     6. Commencing on November 1, 1993 and continuing monthly thereafter through September 1, 1998, Borrower shall make fifty nine equal monthly payments of principal and interest. Such equal monthly installments shall be calculated by amortizing the amount of principal and interest outstanding on October 1, 1993 over a period of ten (10) years.

     7. All remaining outstanding principal and accrued but unpaid interest on this Note shall be due and payable upon the earlier of (a) October 1, 1998 and
(b) the occurrence of a "Maturity Event", as defined in Paragraph 9 hereof. The date that all remaining principal and interest becomes due and payable pursuant to this Paragraph 7 shall be deemed the "Maturity Date".

     8. The principal of this Note may be prepaid, in whole or in part, at any time without premium or penalty.

     9. For purposes hereof, the occurrence of either of the following shall, at Yamasaki's option, be deemed a Maturity Event: (i) Borrower shall fail to make any payment required pursuant to Paragraph 6 hereof or Borrower shall be deemed in default under subparagraphs (ii) or (iii) of Paragraph 3 of the "Security Agreement" as hereinafter defined and, in either of such cases, such failure or default remains uncured for forty five (45) days after Borrower receives written notice from Yamasaki of his intention to accelerate the Maturity Date; or (ii) there shall be a sale of more than fifty percent (50%) of Borrower's then outstanding stock in a single transaction or a series of related transactions or a sale of substantially all of Borrower's assets or Borrower shall complete and receive proceeds from a public offering of its stock for in excess of Five Million Dollars ($5,000,000). For purposes hereof a sale of substantially all of Borrower's assets shall be deemed to occur upon the sale outside the ordinary course of business of assets equal in value to more than fifty percent (50%) of the then current total value of all of Borrower's assets.

     10. In the event Borrower defaults in the payment of any installment of principal or interest when due and fails to cure such default within ten (10) days after written notice of such default from Yamasaki that such default has occurred, then the unpaid principal balance of this Note shall, from the expiration of such ten (10) day period through the date such default is cured, bear interest at the lesser of (i) two (2) percent (2%)

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above the Prime Rate (as adjusted hereunder) and (ii) the maximum interest rate permitted by law (the "Default Rate"). Principal outstanding under this Note shall also bear interest at the Default Rate from and after the Maturity Date.

     11. Demand, presentment, protest and notice of non-payment and protest are hereby waived by Borrower. No delay on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver of such right under this Note. No single waiver shall constitute or be deemed to be a continuous waiver of such or any other right under this Note.

     12. All amounts payable under this Note are payable in lawful money of the United States. Checks will constitute payment only when collected.

     13. Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the undersigned for cancellation.

     14. Borrower agrees to pay all costs of collection when incurred, including, but not limited to, reasonable attorneys' fees. If any suit or action is commenced to enforce this Note, Borrower promises to pay, in addition to the costs and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.

     15. Borrower's obligations hereunder are secured by granting Yamasaki a security interest in all of Borrower's assets whether now owned or hereafter acquired (the "Collateral") pursuant to a Security and Pledge Agreement of even date herewith (the "Security Agreement").

     16. The obligations of Borrower under this Note (as well as the lien of Yamasaki on the Collateral) are and shall at all times be subject and subordinate in all respects to all business debt now or hereafter incurred by Borrower in the ordinary course of its business and to the Purchase Financing as defined in the Purchase Agreement ("Senior Debt"). Yamasaki agrees to execute such further documents as may be required by any lender of Senior Debt to evidence or further document the subordination expressed herein and in the Security Agreement.

     17. Borrower shall have the right, exercisable without prior notice to Yamasaki at any time, to offset all or any part of the amounts due from Borrower hereunder against any debt, obligations or liability of any nature of Borrower to Yamasaki, whether or not said debt, obligation or liability is then due and payable or to be performed and whether or not said debt, obligation or liability is liquidated or unliquidated, contingent or fixed. Without limiting the foregoing, such right of offset shall apply to any debt, obligation or liability which may now or

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hereafter exist or arise out of or result from the Purchase Agreement.

     18. This Note has been delivered and accepted in Los Angeles County, State of California, and shall be interpreted and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of California.

     19. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     20. Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by registered or certified mail with return receipt requested, postage prepaid and addressed as follows:

     If to Borrower:     OSP Publishing
                         1001 Monterey Pass Road
                         Monterey Park, CA 91754
                         Attention:  David M. Colburn

     If to Yamasaki:     844 Longhill
                         Monterey Park, CA 91754

Each of the above addressees may change its address for purposes of this paragraph by giving the other addressee notice in conformity with this paragraph of such new address.

                                             OSP Publishing, Inc.
                                             a California corporation


                                             By:  /s/ David M. Colburn
                                                  ------------------------------
                                             Its: CEO
                                                  ------------------------------





                                             By:  /s/ Joseph Angard
                                                  ------------------------------
                                             Its: President
                                                  ------------------------------

The Note is accepted and agreed to
this 25th day of September, 1989



/s/ Robert H. Yamasaki
- -----------------------------------
Robert H. Yamasaki


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